CERTIFICATE OF DESIGNATION OF
                             PREFERENCES AND RIGHTS

                                       OF

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF

                                MEDIUM4.COM, INC.
                                .................

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                                .................

     Medium4.com, Inc., a Delaware corporation (the "Corporation"), hereby certifies that pursuant to the authority contained in Article FOURTH of the Corporation's Restated Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the "DGCL"), the following resolution was duly adopted by the Board of Directors of the Corporation, by the unanimous written consent of directors pursuant to Section 141(f) of the DGCL:

     RESOLVED, that there is hereby created and the Corporation be, and it hereby is, authorized to issue 1,000 shares, par value $0.01 per share, of a series of its preferred stock designated Series A Convertible Preferred Stock (the "Series A Preferred") to have the powers, preferences and rights and the qualifications, limitations or restrictions hereinafter set forth in this resolution:

I.   CERTAIN  DEFINITIONS.  Unless the  context  otherwise  requires,  the terms
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defined in this  Section 1 shall have,  for all  purposes  hereof,  the meanings herein specified.

     "ASE" shall mean the American Stock Exchange LLC or any successor thereto.

     "Board" shall mean the Board of Directors of the Corporation.

     "Common" shall mean the Corporation's common stock, par value $.01 per share, and any Stock into which such common stock may hereafter be changed.

     "Conversion Price" shall have the meaning specified in Section 6(A) hereof, as adjusted pursuant to the terms hereof.

     "Conversion Stock" shall have the meaning specified in Section 6(A) hereof.

     "Convertible Value" shall have the meaning specified in Section 6(A) hereof, as adjusted pursuant to the terms hereof.

     "Holders" shall mean the Persons who shall, from time to time, own of record, or beneficially, any Security. The term "Holder" shall mean one of the Holders.

     "Liquidation Amount" shall have the meaning set forth in Section 4 hereof.

     "Property" shall mean an interest in any kind of property or assets, whether real, personal or mixed, or tangible or intangible.

     "Securities" shall mean any debt or equity securities of the Corporation or a Subsidiary, whether now or hereafter authorized, and any instrument convertible into or exchangeable for Securities or a Security. The term "Security" shall mean one of the Securities.

     "Stock" shall include any and all shares, interests or other equivalents (however designated) of, or participations in, corporate stock.

     "Subsidiary" shall mean any Person at least 50% of whose outstanding Voting Interests and capital interests shall at the time be owned directly or indirectly by the Corporation or by one or more Subsidiaries or by the Corporation and one or more Subsidiaries.

II.  PREFERENCE.  The  preferences  of each  share of  Series A  Preferred  with
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respect to dividend payments and distributions of the Corporation's  assets upon
voluntary  or  involuntary  liquidation,   dissolution  or  winding  up  of  the
Corporation shall be equal to the preferences of every other share of Series A Preferred from time to time outstanding in every respect.

III. VOTING RIGHTS.  Except as otherwise  provided herein, in the Certificate of
     -------------
Incorporation or the By-laws of the Corporation or by law, the Holders of Series A Preferred, by virtue of their ownership thereof, shall have no voting rights.

IV.  LIQUIDATION   RIGHTS.   If  the   Corporation   shall  be   voluntarily  or
     --------------------
involuntarily liquidated, dissolved or wound up, at any time when any Series A Preferred shall be outstanding, each then outstanding share of Series A Preferred shall entitle the Holder thereof to a preference against the Property of the Corporation available for distribution to the Holders of the Corporation's equity Securities equal to the Convertible Value (the "Liquidation Amount"); PROVIDED, HOWEVER, if the full amount to be paid to Holders of Series A Preferred pursuant to this Section 3 is paid other than on a single day, the Liquidation Amount shall be calculated on the basis of the last date on which payment under this Section 4 occurs. If, upon any such liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, distributed among the Holders of Series A Preferred shall be insufficient to pay in full the aggregate preferential amounts on all of the then outstanding shares of the Series A Preferred, then such assets, or the proceeds thereof, shall be distributed among such Holders equally and ratably in proportion to the full liquidation preferences to which each such Holder is entitled. The consolidation or merger of the Corporation into or with any corporation or corporations (other than a merger with another corporation in which the Corporation is the surviving corporation and which does not result in any reclassification or change -- other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination -- of outstanding shares of the Corporation's Stock of any class or series, whether now or hereafter authorized), or the sale or transfer by the Corporation of all or substantially all of its assets shall be deemed to be a liquidation.

     All of the preferential amounts to be paid to the Holders of Series A Preferred as provided in this Section 4 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Property of the Corporation to, the Holders of any other equity Securities of the Corporation, whether now or hereafter authorized, in connection with such liquidation, dissolution or winding-up.

V.   DIVIDENDS.  In the event any dividend or other distribution payable in cash
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or other property (other than shares of Common) is declared on the Common,  each
Holder of shares of Series A Preferred on the record date for such dividend or distribution shall be entitled to receive per share on the date of payment or distribution of such dividend or other distribution the amount of cash or property equal to the cash or Property which would be received by the Holders of the number of shares of Common into which such share of Series A Preferred would be converted pursuant to Section 6 hereof immediately prior to such record date.

VI.  CONVERSION.
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     A.   GENERAL. For the purposes of conversion,  the Series A Preferred shall
          -------
     be valued at $1,000 per share ("Convertible Value"), and, if converted, the Series A Preferred shall be converted into Common (the "Conversion Stock") at the price per share of $0.05 per share of Conversion Stock ("Conversion Price"), subject to adjustment pursuant to the provisions of this Section 5.

     B.   CONVERSION RIGHT. Except as limited by Subsection 6(D), the Holders of
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     Series A Preferred shall have the right,  at their option,  to convert such shares into Conversion Stock at any time.

     C.   METHOD OF  EXERCISE;  PAYMENT;  ISSUANCE  OF NEW  SERIES A  PREFERRED;
          ----------------------------------------------------------------------
     TRANSFER AND EXCHANGE.  The conversion right granted by Subsection 6(B) may
     ---------------------
     be exercised by a Holder of Series A Preferred, in whole or in part, by the surrender of the stock certificate or certificates representing the Series A Preferred to be converted at the principal office of the Corporation (or at such other place as the Corporation may designate in a written notice sent to the Holder by first-class mail, postage prepaid, at its address shown on the books of the Corporation) against delivery of that number of whole shares of Common as shall be computed by dividing (1) the aggregate Convertible Value of the Series A Preferred so surrendered by (2) the Conversion Price in effect at the time of such surrender. At the time of conversion of a share of Series A Preferred, the Corporation shall pay in cash to the Holder thereof all declared and unpaid dividends thereon through and including the date of such conversion. Each Series A Preferred stock certificate surrendered for conversion shall be endorsed by its Holder. In the event of any exercise of the conversion right of the Series A Preferred granted herein (i) stock certificates for the shares of Common purchased by virtue of such exercise shall be delivered to such Holder forthwith, and unless the Series A Preferred has been fully converted, a new Series A Preferred stock certificate, representing the Series A Preferred not so converted, if any, shall also be delivered to such Holder forthwith and (ii) stock certificates for the shares of Common so purchased shall be dated the date of such surrender and the Holder making such surrender shall be deemed for all purposes to be the Holder of the shares of Common so purchased as of the date of such surrender.

     D.   PROHIBITION   UPON   CONVERSION.   The  conversion  right  granted  by
          -------------------------------
     Subsection 6(B) shall not be exercisable either in whole or in part unless and until the Holders of Common shall have voted upon and approved (x) the transaction by which the Series A Preferred shall have been issued and sold, as required by Rule 713 of the ASE (or any successor rule thereto), and (y) an amendment to the Corporation's Restated Certificate of Incorporation increasing the authorized Common to at least 60,000,000 shares.

     E.   STOCK FULLY PAID;  RESERVATION  OF SHARES.  All shares of Common which
          -----------------------------------------
     may be issued upon conversion of Series A Preferred will, upon issuance, be duly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof. At all times that any Series A Preferred is outstanding and eligible for conversion as provided in this
     Section 6, the Corporation shall have authorized, and shall have reserved for the purpose of issuance upon such conversion, a sufficient number of shares of Common to provide for the conversion into Common of all Series A Preferred then outstanding at the then effective Conversion Price. Without limiting the generality of the foregoing, if at any time the Conversion Price is decreased, the number of shares of Common authorized and reserved for issuance upon the conversion of the Series A Preferred shall be appropriately increased.

     F.   ADJUSTMENT  OF  CONVERSION  PRICE AND NUMBER OF SHARES.  The number of
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     shares of Common  issuable  upon  conversion  of Series A Preferred and the
     Conversion Price shall be subject to adjustment from time to time upon the happening of certain events, as follows; PROVIDED, HOWEVER, in no event shall the Conversion Price be reduced to less than $.001:

          1. RECLASSIFICATION, CONSOLIDATION OR MERGER. In case of any ----------------------------------------------- reclassification or change of outstanding Common issuable upon conversion of Series A Preferred (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Corporation with or into another corporation (other than a merger with another corporation in which the Corporation is the surviving corporation and which does not result in any reclassification or change -- other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination -- of outstanding Common issuable upon such conversion) the rights of the Holders of the outstanding Series A Preferred shall be adjusted in the manner described below:

               a. In the event that the Corporation is the surviving corporation, the Series A Preferred shall, without payment of additional consideration therefor, be deemed modified so as to provide that upon conversion thereof the Holder of the Series A Preferred being converted shall procure, in lieu of each share of Common theretofore issuable upon such conversion, the kind and amount of shares of Stock, other securities, money and Property receivable upon such reclassification, change, consolidation or merger by the Holder of each share of Common issuable upon such conversion had conversion occurred immediately prior to such reclassification, change, consolidation or merger. Such Series A Preferred shall be deemed to provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The provisions of this clause (a) shall similarly apply to successive reclassifications, changes, consolidations and mergers.

               b. In the event that the Corporation is not the surviving corporation, the surviving corporation shall, without payment of any additional consideration therefor, issue new Series A Preferred, providing that, upon conversion thereof, the Holder thereof shall procure in lieu of each share of Common theretofore issuable upon conversion of the Series A Preferred the kind and amount of shares of Stock, other securities, money and Property receivable upon such reclassification, change, consolidation or merger by the Holder of each share of Common issuable upon conversion of the Series A Preferred had such conversion occurred immediately prior to such reclassification, change, consolidation or merger. Such new Series A Preferred shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The provisions of this clause (b) shall similarly apply to successive reclassifications, changes, consolidations and mergers.

          2.   SUBDIVISION OR COMBINATION OF SHARES. If the Corporation,  at any
               ------------------------------------
          time while any of the Series A Preferred is outstanding, shall subdivide or combine its Common, the Conversion Price shall be proportionately reduced, in case of subdivision of shares, as of the effective date of such subdivision, or if the Corporation shall take a record of Holders of its Common for the purpose of a subdividing, as of such record date, whichever is earlier, or shall be proportionately increased, in the case of combination of shares, as of the effective date of such combination or, if the Corporation shall take a record of Holders of its Common for the purpose of so combining, as of such record date, whichever is earlier.

          3.   CERTAIN DIVIDENDS AND DISTRIBUTIONS.  If the Corporation,  at any
               -----------------------------------
          time while any of the Series A Preferred is outstanding, shall:

               a. STOCK  DIVIDENDS.  Pay a dividend payable in or make any other
                  ----------------
               distribution of Common, the Conversion Price shall be adjusted, as of the date the Corporation shall take a record of the Holders of its Common for the purpose of receiving such dividend or other distribution (or if no such record is taken, as of the date of such payment or other distribution), to that price determined by multiplying the Conversion Price by a fraction (1) the numerator of which shall be the total number of shares of Common outstanding immediately prior to such dividend or distribution and (2) the denominator of which shall be the total number of shares of Common outstanding immediately after such dividend or distribution (plus in the event that the Corporation paid cash for fractional shares, the number of additional shares which would have been outstanding had the Corporation issued fractional shares in connection with said dividend or distribution); or

               b.  LIQUIDATING  DIVIDENDS,  ETC.  Make  a  distribution  of  its
                   ----------------------------
               Property to the Holders of its Common as a dividend in liquidation or partial liquidation or by way of return of capital or other than as a dividend payable out of funds legally available for dividends under the laws of the State of Delaware, the Holders of the Series A Preferred shall, upon conversion thereof, be entitled to receive, in addition to the number of shares of Common receivable thereupon, and without payment of any consideration therefor, a sum equal to the amount of such Property as would have been payable to them as owners of that number of shares of Common of the Corporation receivable upon such conversion, had they been the Holders of record of such Common on the record date for such distribution; and an appropriate provision therefor shall be made a part of any such distribution.

          4.   TREASURY  SHARES.  The  number  of  shares  of Common at any time
               ----------------
          outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Corporation or any Subsidiary.

          5.   OTHER ACTION AFFECTING  COMMON.  In the event that after the date
               ------------------------------
          hereof the Corporation shall take any action affecting its Common, other than an action described in any of the foregoing Subsections 6(F)(i) through 6(F)(iii), inclusive, which, in the opinion of the Board, would have a material adverse effect upon the conversion right of the Series A Preferred, the Conversion Price shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.

     G.   NOTICE OF ADJUSTMENTS. Whenever any Conversion Price shall be adjusted
          ---------------------
     pursuant to Subsection 6(F) hereof, the Corporation shall make a certificate signed by its President or a Vice President and by its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Conversion Price after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first-class mail, postage prepaid) to each Holder of Series A Preferred at its address shown on the books of the Corporation. The Corporation shall make such certificate and mail it to each Holder promptly after each adjustment.

     H.   FRACTIONAL  SHARES.  No fractional shares of Common shall be issued in
          ------------------
     connection with any conversion of Series A Preferred, but in lieu of such fractional shares, the Corporation shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Conversion Price then in effect, to the extent sufficient funds are legally available to make such cash payment on the date of such conversion.

     I.   NO REISSUANCE  OF SERIES A PREFERRED.  No shares of Series A Preferred
          ------------------------------------
     which have been converted into Common shall be reissued by the Corporation.

VII. REDEMPTION.  Except as otherwise  provided  herein,  in the  Certificate of
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Incorporation  or the  By-Laws  of the  Corporation  or by  law,  the  Series  A
Preferred shall not be redeemable.

     IN WITNESS WHEREOF, Medium4.com, Inc. has caused this Certificate of Designation of Preferences and Rights to be duly executed this 29th day of October, 2001.

                                 MEDIUM4.COM, INC.


                                 By:   /S/ JONATHAN BRAUN
                                       -----------------------------------------
                                       President and Chief Executive Officer